EXHIBIT 21.1
Subsidiaries of Registrant

The following is a list of subsidiaries of T-Mobile US, Inc. as of December 31, 2022. Certain subsidiaries were omitted which, considered in the aggregate, would not constitute a significant subsidiary.

Name	State of Incorporation
American Telecasting of Seattle, LLC	Delaware
APC Realty and Equipment Company, LLC	Delaware
Assurance Wireless of South Carolina, LLC	Delaware
Assurance Wireless USA, L.P.	Delaware
ATI Sub, LLC	Delaware
AWI Network Holdings, LLC	Utah
Clear Wireless LLC	Nevada
Clearwire Communications LLC	Delaware
Clearwire Hawaii Partners Spectrum, LLC	Nevada
Clearwire International, LLC	Washington
Clearwire Legacy LLC	Delaware
Clearwire Spectrum Holdings II LLC	Nevada
Clearwire Spectrum Holdings III LLC	Nevada
Clearwire Spectrum Holdings LLC	Nevada
Clearwire XOHM LLC	Delaware
Connect CCC, LLC	Delaware
Finco Depositor I LLC	Delaware
Finco Depositor II LLC	Delaware
Finco Depositor III LLC	Delaware
Finco Depositor IV LLC	Delaware
Finco Owner Trust I	Delaware
Finco Owner Trust II	Delaware
Finco Owner Trust III	Delaware
Finco Owner Trust IV	Delaware
Finco Owner Trust V	Delaware
Finco Owner Trust VI	Delaware
Finco Owner Trust VII	Delaware
Finco Owner Trust VIII	Delaware
Finco Owner Trust IX	Delaware
Finco Owner Trust X	Delaware
Fixed Wireless Holdings, LLC	Delaware
IBSV LLC	Delaware
MetroPCS California, LLC	Delaware
MetroPCS Florida, LLC	Delaware
MetroPCS Georgia, LLC	Delaware
MetroPCS Massachusetts, LLC	Delaware
MetroPCS Michigan, LLC	Delaware
MetroPCS Nevada, LLC	Delaware
MetroPCS New York, LLC	Delaware

MetroPCS Pennsylvania, LLC	Delaware
MetroPCS Texas, LLC	Delaware
Nextel Retail Stores, LLC	Delaware
Nextel South Corp.	Georgia
Nextel Systems, LLC	Delaware
Nextel West Corp.	Delaware
NSAC, LLC	Delaware
Octopus Interactive Inc.	Delaware
Play Octopus LLC	Delaware
PRWireless PR, LLC	Delaware
PushSpring, LLC	Delaware
Secure Federal Operations LLC	Delaware
SIHI Mexico S. de R.L. de C.V.	Mexico
SIHI New Zealand Holdco LLC	Kansas
SIHI Scandinavia AB	Sweden
Sprint Brasil Servicos de Telecomunicacoes Ltda.	Brazil
Sprint Capital Corporation	Delaware
Sprint Communications Company L.P.	Delaware
Sprint Communications LLC	Kansas
Sprint LLC	Delaware
Sprint Federal Management LLC	Delaware
Sprint Intermediate HoldCo LLC	Delaware
Sprint Intermediate HoldCo II LLC	Delaware
Sprint Intermediate HoldCo III LLC	Delaware
Sprint Hong Kong Limited	Hong Kong
Sprint International Argentina SRL	Argentina
Sprint International Australia Pty. Limited	Australia
Sprint International Austria GmbH	Austria
Sprint International Chile Limitada	Chile
Sprint International Colombia Ltda.	Colombia
Sprint International Communications Canada ULC	Canada
Sprint International Communications LLC	Delaware
Sprint International Communications Singapore Pte. Ltd.	Singapore
Sprint International Czech Republic S.R.O.	Czech Republic
Sprint International do Brasil Ltda.	Brazil
Sprint International Holding LLC	Kansas
Sprint International Hungary Korlátolt Felelõsségû Társaság	Hungary
Sprint International LLC	Delaware
Sprint International Japan Corp.	Japan
Sprint International Korea	Korea
Sprint International Network Company LLC	Delaware
Sprint International New Zealand	New Zealand
Sprint International Norway AS	Norway
Sprint International Spain, S.L.	Spain
Sprint International Taiwan Limited	Taiwan

Sprint PCS Assets, L.L.C.	Delaware
Sprint RUS LLC	Russia
Sprint Solutions LLC	Delaware
Sprint Spectrum Co LLC	Delaware
Sprint Spectrum Co II LLC	Delaware
Sprint Spectrum Co III LLC	Delaware
Sprint Spectrum Depositor LLC	Delaware
Sprint Spectrum Depositor II LLC	Delaware
Sprint Spectrum Depositor III LLC	Delaware
Sprint Spectrum LLC	Delaware
Sprint Spectrum License Holder LLC	Delaware
Sprint Spectrum License Holder II LLC	Delaware
Sprint Spectrum License Holder III LLC	Delaware
Sprint Spectrum PledgeCo LLC	Delaware
Sprint Spectrum PledgeCo II LLC	Delaware
Sprint Spectrum PledgeCo III LLC	Delaware
Sprint Spectrum Realty Company, LLC	Delaware
Sprint Telecom India Private Limited	India
Sprint (Thailand) Limited	Thailand
SprintCom LLC	Kansas
Sprintlink Belgium BVBA	Belgium
SprintLink Denmark ApS	Denmark
SprintLink France SAS	France
SprintLink Germany GmbH	Germany
Sprintlink India Private Limited	India
SprintLink International (Switzerland) GmbH	Switzerland
Sprintlink International Malaysia SDN. BHD.	Malaysia
Sprintlink International Philippines, Inc.	Philippines
SprintLink Ireland Limited	Ireland
SprintLink Italy S.r.l.	Italy
SprintLink Netherlands B.V.	Netherlands
Sprintlink Poland sp. z o.o	Poland
SprintLink UK Limited	United Kingdom
STC Five LLC	Delaware
STC Four LLC	Delaware
STC One LLC	Delaware
STC Six Company	Delaware
STC Three LLC	Delaware
STC Two LLC	Delaware
TDI Acquisition Sub, LLC	Delaware
T-Mobile Airtime Funding LLC	Delaware
T-Mobile Central LLC	Delaware
T-Mobile Financial LLC	Delaware
T-Mobile Global Care Corporation	Delaware

T-Mobile Handset Funding LLC	Delaware
T-Mobile Innovations LLC	Delaware
T-Mobile Leasing LLC	Delaware
T-Mobile License LLC	Delaware
T-Mobile Northeast LLC	Delaware
T-Mobile Puerto Rico Holdings LLC	Delaware
T-Mobile Puerto Rico LLC	Delaware
T-Mobile Reserved Subsidiary I LLC	Delaware
T-Mobile Reserved Subsidiary II LLC	Delaware
T-Mobile Resources LLC	Delaware
T-Mobile South LLC	Delaware
T-Mobile US Trust 2022-1	Delaware
T-Mobile USA Foundation	Washington
T-Mobile USA Tower LLC	Delaware
T-Mobile USA, Inc.	Delaware
T-Mobile Ventures LLC	Delaware
T-Mobile West LLC	Delaware
T-Mobile West Tower LLC	Delaware
TMUS Assurance Corporation	Hawaii
TMUS International LLC	Delaware
TMUS International Argentina S.R.L.	Argentina
TMUS International Belgium B.V.	Belgium
TMUS International Japan Corporation	Japan
TMUS International Services Singapore Pte. Ltd.	Singapore
TVN Ventures LLC	Delaware
Utelcom LLC	Kansas
VMU GP, LLC	Delaware
WBSY Licensing, LLC	Delaware